EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-91388), S-4 (File No. 333-66961) and S-8 (File Nos. 33-2056, 2-98858, 33-20734, 33-25698, 33-38121, 33-38122, 33-53747, 33-55501, 333-11859, 333-11909, 333-27211, 333-78935, 333-89977, 333-45904 and 333-91354) of The Kroger Co. of our report (which includes an explanatory paragraph relating to the change in application of the LIFO method of accounting for certain store inventories as of February 3, 2002, the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of February 3, 2002, the adoption of Emerging Issues Task Force Issue No. 02-16, “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor,” as of January 1, 2003 and the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, as of February 4, 2001) dated April 28, 2003 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

April 28, 2003